UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2023

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is an amendment to the Current Report on Form 8-K of Commercial Vehicle Group, Inc. (the "Company") filed on February 2, 2023 (the "Original Form 8-K"). Due to a clerical error, the Original Form 8-K tagged the incorrect item (Item 5.03 should have been tagged instead of Item 3.01). The Company is amending the Original Form 8-K solely to include the correct tag of Item 5.03. The content of the Original Form 8-K has otherwise not changed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2023, the Board of Directors (the “Board”) of Commercial Vehicle Group, Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The amendments effected by the Bylaws, among other things:

a.update and expand the advance notice provisions of the Bylaws to reflect procedural updates in light of the recently adopted Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) and to make other related changes, including:

i.updating certain procedural requirements related to director nominations by stockholders;
ii.requiring additional background information and disclosures regarding stockholders proposing director nominations and other business and other persons related to a stockholder’s solicitation of proxies;
iii.requiring any stockholder submitting a nomination notice to make a representation and applicable confirmation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Board’s nominees in accordance with the Universal Proxy Rules and the Bylaws and to provide evidence that the stockholder has complied with such requirements; and
iv.clarifying that a failure to provide such information or comply with such solicitation requirements will result in the meeting chairman disregarding a stockholder’s nomination or proposal of other business;

b.require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;

c.include conforming changes in response to certain amendments to the General Corporation Law of the State of Delaware, including (i) updating the methods for giving notice of adjourned stockholder meetings to address the adjournment of virtual meetings and (ii) eliminating the requirement that a list of stockholders be made available during a stockholders’ meeting;

d.incorporate the language of a previously adopted stand-alone bylaw amendment that was previously approved by the Company’s stockholders pertaining to designating the Court of Chancery of the State of Delaware as the exclusive forum for certain legal actions; and

e.include revisions to implement gender neutral terms, incorporate other conforming and clarifying changes, remove certain outdated provisions and reflect other changes in law.

The foregoing description is qualified by reference to the full text of the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibit

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Commercial Vehicle Group, Inc., effective February 1, 2023

SIGNATURE(S)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

Date: February 7, 2023	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer